UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 1, 2010

CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Cochran Employment Agreement

On November 1, 2010, Cracker Barrel Old Country Store, Inc. (the “Company”) entered into an employment agreement with Sandra Cochran (the “2010 Agreement”), effective that date.  Pursuant to the 2010 Agreement, Ms. Cochran, who has served as the Company's Executive Vice President and Chief Financial Officer since April 2009, will serve as the Company’s President and Chief Operating Officer.  The 2010 Agreement supersedes and terminates Ms. Cochran's prior employment agreement dated as of March 11, 2009 (the “Prior Employment Agreement”).

Unless extended or earlier terminated, the 2010 Agreement, which is summarized below, will expire on October 31, 2012.  The initial two-year term will be automatically extended for one year unless either Ms. Cochran or the Company gives notice of non-extension.

The 2010 Agreement requires the Company to pay Ms. Cochran a base salary of $625,000, which may be increased from time to time (“Base Salary”), and an annual bonus with a target of 100% of Base Salary.  Reference is made to the Item 5.02 of the Company’s Current Report on Form 8-K dated July 28, 2010 and filed with the Commission on August 3, 2010, which is incorporated herein by this reference, for additional information on the Company’s 2011 annual bonus plan.  Additionally, with respect to awards under the Company’s long-term incentive plan (the “LTI”), Ms. Cochran’s target percentage will be 200% of Base Salary.  Reference is made to the Item 5.02 of the Company’s Current Report on Form 8-K dated September 22, 2010 and filed with the Commission on September 24, 2010, which is incorporated herein by this reference, for additional information on the Company's 2011 LTI.  Neither the annual bonus nor the LTI award is guaranteed and both are subject to satisfaction of the performance and other criteria established by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”).  The 2010 Agreement also provides that Ms. Cochran is entitled to participate in the Company’s welfare benefit plans, practices, policies and programs to the extent applicable generally to other senior executives.

The 2010 Agreement may be terminated at any time by the Company without any liability under the following conditions, each of which constitutes “Cause”: (a) fraud or breach by Ms. Cochran of securities laws or other willful or grossly negligent acts resulting in investigation by the Securities and Exchange Commission that adversely affects the Company or Ms. Cochran's ability to perform her duties, (b) attending work in a state of intoxication or  being found in possession at work of any prohibited drug or substance, (c) personal dishonesty or willful misconduct in connection with her duties, (d) breach of fiduciary duty to the Company involving personal profit, (e) conviction of a felony or a crime involving moral turpitude, (f) material intentional breach by Ms. Cochran of any provision of the 2010 Agreement or any other Company policy adopted by the Board, or (g) continued failure to perform duties after a written demand from the Board.

If the Company terminates the 2010 Agreement other than for Cause, the Company is required to pay Ms. Cochran, in addition to any amounts owed through the date of termination of employment, including any amounts payable under any then existing incentive or bonus plan applicable to Ms. Cochran (the “Accrued Obligations”), two times her annual Base Salary payable over twenty-four months.  If Ms. Cochran elects to continue to participate in the Company’s medical insurance program, the Company is required to pay to Ms. Cochran for a twelve month period an amount equal to the difference between: (a) the monthly premium cost under COBRA of such participation; and (b) the monthly premium cost of such participation at the time of the termination of her employment.

If Ms. Cochran dies during the term of the Agreement, the Company is required to pay to Ms. Cochran's estate the Accrued Obligations.  If Ms. Cochran becomes disabled during the term of the Agreement, the Company may terminate Ms. Cochran's employment.  In such event, the Company is required to pay Ms. Cochran the Accrued Obligations.

Ms. Cochran may also terminate her employment for no reason or Good Reason (as defined below).  If Ms. Cochran terminates her employment without Good Reason, the Agreement terminates without further obligation to Ms. Cochran, other than for payment of the Accrued Obligations.  If Ms. Cochran terminates her employment for Good Reason, she is entitled to the same benefits she would have received if terminated by the Company without Cause.

The following factors constitute “Good Reason”: (a) assignment of duties inconsistent in any material respect with Ms. Cochran's position, authority, duties or responsibilities or demonstrable diminution in Ms. Cochran's position, authority, duties or responsibilities (excluding insubstantial and inadvertent actions remedied promptly after receipt of notice), (b) certain reductions in Base Salary, (c) certain reductions in the target bonus (expressed as a percentage of Base Salary), (d) requiring Ms. Cochran to be based in any office or location more than 50 miles from the Company's current headquarters, (e) the Company’s giving notice of non-extension of the original two-year term, (f) material breach by the Company of the Agreement, or (g) failure of any successor company to assume expressly and agree to perform the Agreement.

The Agreement contains certain business protection provisions that include a requirement that Ms. Cochran not disclose confidential information or trade secrets of the Company and a requirement that, during the term of the Agreement and for twenty-four months following its termination, Ms. Cochran will neither solicit employees of the Company to leave their employment nor hold any position with any entity engaged wholly or in material part in the restaurant or retail business that is similar to that in which the Company or any of its affiliates is engaged.

Amendment to Michael A. Woodhouse Employment Agreement

Reference is made to Item 1.01 of the Company's Current Report on Form 8-K dated October 30, 2008 and filed with the Commission on November 4, 2008, which is incorporated herein by this reference, which describes the Employment Agreement dated October 30, 2008 between the Company and Mr. Woodhouse (the "Woodhouse Employment Agreement").  In connection with the promotion of Ms. Cochran and naming her President, a title previously held by Mr. Woodhouse, the Woodhouse Employment Agreement, which currently would expire on October 31, 2011, was amended to provided that unless extended or earlier terminated, the Woodhouse Employment Agreement will be automatically extended for one year unless either Mr. Woodhouse or the Company gives at least ninety (90) days notice of non-extension.

Item 1.02.  Termination of a Material Definitive Agreement.

Cochran March 11, 2009 Employment Agreement

Reference is made to Item 1.01 of the Company's Current Report on Form 8-K filed with the Commission on March 13, 2009, which is incorporated herein by this reference, which describes the Prior Employment Agreement.  As described in Item 1.01 above, on November 1, 2010, the Company and Ms. Cochran entered into the 2010 Agreement, which supersedes and terminates the Prior Employment Agreement.  The Prior Employment Agreement was scheduled to expire on April 6, 2011.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Items 1.01 and 1.02 of this Current Report on Form 8-K are incorporated herein by this reference.

Officer Changes

In connection with the promotion of Ms. Cochran to President and Chief Operating Officer, Forrest Shoaf, the Company's Senior Vice President, Secretary and Chief Legal Officer, will assume the additional role of Interim Chief Financial Officer.  Mr. Woodhouse, who has served as the Company's Chairman, President and Chief Executive Officer, will continue as Chairman and Chief Executive Officer.  Doug Barber, who has served as the Company's Executive Vice President and Chief Operating Officer, will become Executive Vice President and Chief People Officer and Nick Flanagan, currently Vice President, Restaurant Operations, will become Senior Vice President, Restaurant Operations.

2011 Salaries; Annual Bonus Percentages and LTI Percentages for Named Executive Officers

Reference is made to the Item 5.02 of the Company’s Current Report on Form 8-K dated July 28, 2010 and filed with the Commission on August 3, 2010, which is incorporated herein by this reference, for information on the 2011 salaries of certain Named Executive Officers and the Company’s 2011 annual bonus plan.  Mr. Barber's salary has now been established at $435,000, effective November 1, 2010 and his annual target bonus percentage has been established at 70% of base salary.  Ms. Cochran's salary has been established at $625,000, effective November 1, 2010.  Her annual target bonus percentage remains at 100% of base salary.  The salaries and bonus award targets will be prorated for their prior service.

Reference is made to the Item 5.02 of the Company’s Current Report on Form 8-K dated September 22, 2010 and filed with the Commission on September 24, 2010, which is incorporated herein by this reference, for additional information on the Company's 2011 LTI.  Ms. Cochran's and Mr. Barber's LTI target percentages have now been established at 200% and 130%, respectively, of their base salaries.  The LTI award targets will be prorated for their prior service.

Item 7.01.  Regulation FD Disclosure.

On November 3, 2010, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item announcing the new positions of Ms. Cochran and Messrs. Barber and Flanagan as described above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2010	CRACKER BARREL OLD COUNTRY
STORE, INC.

	By:	/s/ N.B. Forrest Shoaf
	Name:	N.B. Forrest Shoaf
	Title:	Senior Vice President, Secretary,
Chief Legal Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated November 3, 2010 (furnished only)